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                                   FORM 8-K
                                   --------



                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
                                --------------



                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) June 19, 1995
                                                 -------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                    1-1098            13--1594808
   ----------------------------        -----------     -------------------
   (State of other jurisdiction        (Commission       (IRS Employer
         of incorporation)             File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
                                                   --------------
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Item 5.  Other Events

         Information contained in the News Releases dated
June 15, and June 16, 1995, and are incorporated herein by reference.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The Columbia Gas System, Inc.
                                           -----------------------------
                                                    (Registrant)




                                           By     /s/ R. E. Lowe
                                             ---------------------------
                                                      R.E. Lowe
                                                      Vice President and
                                                      Controller

Date:  June 19, 1995

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Contact:  E. Kelly Merritt - (304) 357-2283



FOR IMMEDIATE RELEASE                                              June 15, 1995



          FERC APPROVES COLUMBIA GAS TRANSMISSION CUSTOMER SETTLEMENT

          Charleston, W. Va. -- The Federal Energy Regulatory Commission (FERC) today approved a settlement among Columbia Gas Transmission Corp., the principal pipeline subsidiary of The Columbia Gas System, Inc., (NYSE:CG) its firm service customers, various state regulatory agencies and consumer representatives that resolves numerous Order 636 transition costs, rate refund and bankruptcy-related matters.

          FERC approval of the settlement is a key component of Columbia Transmission's Chapter 11 reorganization plan. Columbia Transmission filed the settlement with the FERC on April 17, 1995, and incorporated it into the amended plan of reorganization filed with the Bankruptcy Court in Delaware on the same day.

          Columbia Transmission Chairman James P. Holland said: "We are pleased with the FERC's action. This settlement is a very important component of our reorganization plan. This action by the FERC keeps us on track for emerging from Chapter 11 by the end of 1995."

          In discussing the customer settlement at today's commission meeting, Chair Elizabeth Moler said: "I want to highlight this order for the simple purpose of congratulating those involved on reaching this uncontested omnibus settlement. It is an essential prerequisite to Columbia's being able to emerge
from bankruptcy.  It has been a long and arduous and expensive ordeal.   The
notion that they would be able to resolve over 100 commission proceedings and 40 pending court cases is, as my son would say, awesome."

          Prior to the FERC decision, comments to the Commission were very favorable. One set of comments, filed by a group of 57 local distribution companies, consumer advocates and state public service commissions urged the FERC to approve the plan without modification. "All parts of this stipulation are inextricably intertwined -- it is an integrated whole," the group's filing stated.
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                                     - 2 -

          The settlement agreement provides for refunds to customers by Columbia Transmission of about $170 million. In addition, an estimated $200 million in costs will be collected by Columbia Transmission from customers depending upon when the settlement is implemented. This settlement remains subject to Bankruptcy Court approval in the context of Columbia Transmission's amended plan of reorganization.

          Columbia Gas Transmission Corp. and The Columbia Gas System, Inc., have been operating as debtors-in-possession under Chapter 11 of the U.S. Bankruptcy Code since July 31, 1991.

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Contacts:   Media -     W. R. McLaughlin (302) 429-5443
                        H. W. Chaddock (302) 429-5261
            Analysts -  T. L. Hughes (302) 429-5363
                        K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                              June 16, 1995



                 BANKRUPTCY COURT APPROVES SETTLEMENT AGREEMENT
              BETWEEN COLUMBIA TRANSMISSION AND PRODUCER CREDITORS

          WILMINGTON, DEL. -- The Columbia Gas System, Inc., (NYSE:CG) termed today's U. S. Bankruptcy Court approval of a settlement agreement between its principal pipeline subsidiary, Columbia Gas Transmission Corporation, and its producer creditors a "significant step forward" in the companies' Chapter 11 proceedings.

          The agreement approved by the court was signed by 17 of the largest producer creditors and a major Appalachian producer group. Since the agreement was filed, 199 additional producers have indicated they will support the terms of the settlement. As a result, support for the plan now stands at about 87 percent of the value of claims filed by producers against Columbia Transmission.

          Columbia Chairman and CEO Oliver G. Richard III said he expects other producer creditors of Columbia Transmission to support the settlement, recognizing that it represents a balanced business solution to an extremely complex proceeding. "I fully expect the 90 percent acceptance level that is a condition of our reorganization plans will be obtained," Richard said.

          Richard pointed out today's action by the Bankruptcy Court was the second major positive development in Columbia's bankruptcy proceedings in as many days, referring to the Federal Energy Regulatory Commission's approval on Thursday of a comprehensive settlement between Columbia Transmission and its customers and other parties that resolved more than 100 proceedings before the FERC and some 40 court cases.

          "Both of these rulings are significant steps forward in Columbia's bankruptcy proceedings," Richard said. "In fact, I'll borrow the phrase FERC Chair Elizabeth Moler used yesterday in commenting of the Commission's approval of the customer settlement: "It's awesome."
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                                     - 2 -

          Richard said the prompt rulings of the settlements by the FERC and the Bankruptcy Court should facilitate Columbia's ability to emerge from Chapter 11 prior to the end of the year.

          In approving the settlement, Bankruptcy Court Judge Helen Balick said it was "a building block" toward a consensual plan of reorganization and was in the "best interest" of the companies and both the settling and non-settling producers.

          The settlement approved by the court establishes allowable claims for each of the supporting producers. The amended plan of reorganization filed by Columbia Transmission provides that producers could receive up to 72.5 percent or more of their allowed claims. The settlement also provides a process whereby other non-settling producers can resolve their claims on the same basis as settling producers.

          Columbia Transmission's amended plan of reorganization, which has a total distribution of $3.9 billion, provides for the payment of approximately $1.2 billion to satisfy all producer claims.

          The Columbia Gas System, Inc., is one of the nation's largest natural gas holding companies. Subsidiary companies are engaged in the exploration production, purchase, storage, transmission and distribution of natural gas and other energy operations such as cogeneration. The Parent Company and Columbia Transmission have been operating as debtors-in-possession under the Bankruptcy Code since July 31, 1995.


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